EXHIBIT 99.1

News Release

FOR FURTHER INFORMATION:

Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE
October 21, 2008

Ashland Inc. updates outlook for fiscal fourth quarter
COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today stated that preliminary1 earnings from continuing operations for its fiscal fourth quarter, ended Sept. 30, 2008, are expected to be near breakeven, due to several factors.
Ashland Water Technologies is expected to record a loss for the September quarter, primarily due to a significant reduction in gross profit percentage across all regions, with September being particularly weak.
Ashland Distribution experienced lower volumes than anticipated due to weakness in both the North American and European markets and higher selling, general and administrative expenses. Despite this, Ashland Distribution is expected to report results about two-thirds of those reported in the June 2008 quarter.   This represents a significant improvement over the 2007 September quarter, driven by improvement in gross profit margin.
Ashland’s results for the fourth quarter are expected to include roughly $7 million of restructuring costs related to previously announced cost-structure efficiency initiatives.
The effective tax rate for the fourth quarter is expected to be substantially higher than prior quarters, reflecting adjustments to record taxes at a full-year effective rate of roughly 33 percent.
The September 2008 quarter is also expected to include a loss from discontinued operations of nearly $10 million, due to various adjustments to asbestos-related insurance receivables resulting from Ashland’s ongoing assessment of these matters.
Ashland plans to release preliminary fiscal fourth-quarter results at 7 a.m., EDT, on Oct. 28.

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Ashland Inc. updates outlook for fiscal fourth quarter, pg. 2

Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

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FORTUNE 500 is a registered trademark of Time Inc.

1 Preliminary Results
Financial results are preliminary until Ashland’s annual report on Form 10-K for the fiscal year ended Sept. 30, 2008, is filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland’s operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland’s periodic filings made with the SEC, including its Form 10-K for the fiscal year ended Sept. 30, 2007, and Forms 10-Q for the quarters ended Dec. 31, 2007, and March 31 and June 30, 2008, which are available on Ashland’s Investor Relations website at www.ashland.com/investors or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.